Exhibit 99.1

Imperial to market interests in Montney and Duvernay assets

CALGARY, Alberta – January 12, 2022 – Imperial (TSE: IMO, NYSE American: IMO) today announced its intention to market its interests in XTO Energy Canada jointly with ExxonMobil Canada. Imperial and ExxonMobil Canada each own 50 percent of XTO Energy Canada, which includes assets in the Montney and Duvernay areas of central Alberta.

This decision is part of Imperial’s ongoing evaluation of its unconventional portfolio, and is consistent with its strategy to focus upstream resources on key oil sands assets. A definitive decision to sell the assets has not been made. Operations will continue as normal throughout the marketing process and should the process not result in a sale.

Imperial and ExxonMobil Canada have retained RBC Capital Markets as their exclusive financial advisor in connection with this process.

The assets include 568,000 net acres in the Montney shale, 85,000 net acres in the Duvernay shale and additional acreage in other areas of Alberta. Net production from these assets is about 140 million cubic feet of natural gas per day and about 9,000 barrels of crude, condensate and natural gas liquids per day.

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After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ◾ youtube.com/ImperialOil ◾ twitter.com/ImperialOil ◾ linkedin.com/company/Imperial-Oil ◾ facebook.com/ImperialOilLimited

Cautionary statement: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements in this release include, but are not limited to, references to the company’s intention to market its interests in XTO Energy Canada; the strategy to focus upstream resources on key oil sands assets; and operations continuing as normal throughout the marketing process and should the process not result in a sale.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and demand mix; general market conditions; commodity prices; the company’s ability to effectively execute on its project plans and develop unconventional assets; capital and environmental expenditures; the adoption and impact of new facilities or technologies on unconventional development; applicable laws and government policies and actions, including climate change and restrictions in response to COVID-19; and progression of COVID-19 and its impacts on Imperial’s ability to operate its assets could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum products and resulting price, differential and margin impacts; general economic conditions, including the severity, length and ultimate impact of COVID-19 on people and economies; availability and allocation of capital; political or regulatory events, including changes in law or government policy, applicable royalty rates, tax laws, and actions in response to COVID-19; the receipt, in a timely manner, of regulatory and third-party approvals; reservoir performance; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; environmental risks inherent in oil and gas exploration and production activities; unexpected technological developments; operational hazards and risks; unanticipated technical or operational difficulties; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K and subsequent interim reports on Form 10-Q.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ◾ youtube.com/ImperialOil ◾ twitter.com/ImperialOil ◾ linkedin.com/company/Imperial-Oil ◾ facebook.com/ImperialOilLimited